Exhibit 23.2

CONSENT OF KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP

As counsel to Flagship Global Health, Inc., we hereby consent to the reference to this firm under the caption “Legal Matters” contained in the Prospectus which is part of the Registration Statement.

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

New York, New York

August 2, 2007